INTERNATIONAL MUREX TECHNOLOGIES CORPORATION                         Exhibit  21
Subsidiaries as of December 31, 1997


--------------------------------------------------------------------------------

                                                                 Jurisdiction of
Name                                                              Incorporation
--------------------------------------------------------------------------------

SUBSIDIARIES OF INTERNATIONAL MUREX TECHNOLOGIES CORPORATION

IMTC Holdings (U.K.) Limited                                      United Kingdom

Specialist Diagnostics Limited                                    United Kingdom

Murex Biotech Limited                                             United Kingdom

Murex Diagnostics Corporation                                     Barbados

Murex Diagnostics International, Inc.                             Barbados

Murex Diagnosticos Ltda                                           Brazil

IMTC Holdings Corporation (L) Limited                             Malaysia

IMTC Holdings BV                                                  Netherlands

Murex Diagnostics Benelux BV                                      Netherlands

Murex Diagnostici, S.p.A                                          Italy

Murex Diagnostics France S.A                                      France

Murex Diagnostic S.A                                              Spain

Murex Diagnostica GmbH                                            Germany

Murex Diagnostics A/S                                             Denmark

Murex Diagnostics, Spol. s r.o                                    Czech Republic

Murex Diagnostics, Inc.                                           United States

IMTC Technologies, Inc.                                           United States

Murex Medical Research Limited                                    Isle of Man

Technology Licence Company Limited                                Isle of Man

Murex Diagnostics Australia Pty Ltd.                              Australia

Murex Diagnostics Private Limited                                 Singapore

Murex Argentina S.A                                               Argentina

Murex Diagnostics SA (Pty.) Limited                               South Africa

Murex Biotech SA (Pty.) Limited                                   South Africa